 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 N. Flagler Drive, Suite 408, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

(212) 692-7200

(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, LXP Industrial Trust (the “Trust”) announced that Beth Boulerice will step down from her roles as Chief Financial Officer and Treasurer effective March 1, 2025. Following such date, Ms. Boulerice will continue to serve as an Executive Vice President of LXP advising the Chief Executive Officer and working with the Corporate and Accounting Departments.

In connection with this announcement, the Trust entered into a letter agreement with Ms. Boulerice, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”), setting forth certain compensation arrangements and the amendment and restatement of that certain Executive Severance Policy Agreement, originally dated February 23, 2022, a copy of which is attached as an exhibit to the letter agreement (the “Amended and Restated Severance Agreement”). The description of the letter agreement is qualified in its entirety by Exhibit 10.1 to this Current Report.

The Amended and Restated Severance Agreement (1) adjusts the annual cash incentive award portion of the severance calculation for terminations following June 30, 2025 to reflect the transition bonus instead of the average annual cash incentive award, and (2) provides for an expiration on March 1, 2027. The description of the Amended and Restated Severance Agreement is qualified in its entirety by Exhibit 10.1 to this Current Report.

The Trust also announced that Nathan Brunner was appointed Executive Vice President of Capital Markets effective upon the start of his employment with the Trust on September 1, 2024. Mr. Brunner will be appointed to succeed Ms. Boulerice as Chief Financial Officer and Treasurer effective March 1, 2025.

Mr. Brunner, age 41, has over 19 years of investment banking experience, including approximately 14 years focused exclusively on real estate at J.P. Morgan, where he most recently served as Managing Director in the firm’s Real Estate Investment Banking group. He received a Bachelor of Laws and a Bachelor of Commerce from the University of Queensland in Brisbane, Australia and a Graduate Diploma of Chartered Accounting from the Institute of Chartered Accountants in Australia.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated May 24, 2024, between LXP Industrial Trust and Beth Boulerice

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: May 30, 2024	By:	/s/ Joseph S. Bonventre
		Name:	Joseph S. Bonventre
		Title:	Secretary